Exhibit 3(ii)

AMENDED AND RESTATED

BY-LAWS

OF

INVESTORS HERITAGE CAPITAL CORPORATION

(Formerly, KENTUCKY INVESTORS, INC.)

ARTICLE I

Stockholders

Section 1.      Time and Place of Stockholders Meeting. The annual meeting of stockholders for the election of directors shall be held at the principal office of the Company or at such other place in Kentucky as the Board of Directors may, from time to time designate, on the second Thursday in May in each year, at 11:00 a.m. EDT, or at such other hour as the Board of Directors may fix prior to the notice of the meeting.

Special meetings of stockholders shall be held in the same place or places and shall be called by the Chairman of the Board, the President or Secretary upon direction of the Board of Directors, the Executive Committee or upon written request of the stockholders holding fifty percent (50%) of the stock entitled to vote.

Section 2.      Notice of Meetings. Unless otherwise required by statute, notice of each meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting, not less than five nor more than sixty days before the day on which the meeting is to be held, by mailing to each stockholder, postage prepaid, or by an approved electronic process, a written or printed notice thereof addressed to him at his last known post office address appearing on the books of the Company. Such notice shall state the time and place of the meeting and if a special meeting the purpose or purposes thereof.

Notice of any such meeting need not be given to any stockholder who shall attend such meeting in person or by proxy or to any stockholder who shall, in person or by attorney thereunto authorized in writing or by telegram, waive notice of such meeting. Unless otherwise required by statute, notice of any adjourned meeting of stockholders need not be given.

Section 3.      Quorum. At each meeting of stockholders a majority in person or by proxy in interest of all the stockholders entitled to vote at such meeting shall constitute a quorum for the transaction of business unless by statutory requirement a greater majority is necessary. If the necessary majority of stockholders be not present in person or by proxy at any meeting any stockholder or officer present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

Section 4.      Voting. Except as otherwise may be required by law or by the By-Laws, at each meeting of the stockholders each stockholder shall be entitled to only one vote for each share of Common Stock held by him and registered in his name on the books of the Company at the time of such meeting or at the date fixed as a record date for the determination of the stockholder entitled to vote pursuant to the provisions of Section 3 of Article VI of the By-Laws. In case the transfer books of the Company shall not have been closed and no date shall have been fixed as a record date for the determination of the stockholders entitled to vote, as permitted by the provisions of said Section 3, no share of stock shall be voted at any election of directors which has been transferred on the books of the Company within thirty days next preceding such election.

Any stockholder entitled to vote may vote in person or by proxy in writing or by an approved electronic method. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless the stockholder so attending shall, in writing, so notify the Secretary of the meeting at any time prior to the voting of the proxy.

Every person holding stock in any representative or fiduciary capacity may represent the same at all meetings of stockholders and may vote thereon as a stockholder; and every person who shall have pledged his stock as collateral security may, nevertheless, represent the same at all such meetings and may vote thereon as a stockholder, unless in the transfer to the pledge on the books of the Company he shall have expressly empowered the pledge to vote thereon, in which case only the pledge or his proxy may represent his stock and vote thereon.

At each meeting of stockholders all matters, other than those matters which are expressly regulated by statute, by the Articles of Incorporation or by these By-Laws, shall be decided by a vote of the majority in interest of the stockholders present in person or by proxy and entitled to vote.

ARTICLE II

Board of Directors

Section 1.      General Powers. The business affairs and property of the Company shall be managed by the Board of Directors.

Section 2.      Number, Term of Office and Qualifications. The number of Directors of the Company shall be nine. The nine members shall be divided into three classes, each consisting of three members. The term of office of Directors of the first class shall expire at the first annual meeting of the stockholders after their election; that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. In the event of any vacancy occurring in the Board of Directors, it shall be filled by the affirmative vote of a majority of the remaining Directors, and shall be for the unexpired term in the class of his predecessor in office. Each Director at the time of his election shall be a bona fide holder of at least ten (10) shares of stock of the Investors Heritage Capital Corporation and any Director ceasing to be a bona fide stockholder shall cease to be a Director.

All powers of the Company not otherwise fixed by law or by these Articles shall be vested in the Board of Directors, which shall have authority to make and promulgate such By-Laws for the operation of the Company which are not inconsistent with the laws of the Commonwealth of Kentucky or the Articles of Incorporation.

Section 3.      Election of Directors. At each meeting of the stockholders for the election of Directors, the Directors shall be chosen by a plurality of the votes given at such election. Every stockholder of record entitled to vote shall be entitled to vote in person or by proxy the number of shares owned by him for as many persons as there are Directors to be elected or to cumulate said shares so as to give one candidate as many votes as the number of Directors multiplied by the number of shares of stock shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

Section 4.      Annual and Regular Meetings. The annual meeting of the Board of Directors shall be held in each year immediately after the annual meeting of stockholders, at the principal office of the Company or at such other place as the Board of Directors may fix from time to time, and if so held no notice of said meeting need be given. If the annual meeting shall not be so held in any year, such meeting shall be held as soon thereafter as practicable upon the notice provided for in Section 6 of this Article II. The Board of Directors from time to time may provide for the holding of regular meetings and fix the time and place (which may be within or outside of the Commonwealth of Kentucky) of such meetings.

Section 5.      Special Meetings. Special meetings of the Board of Directors shall be held whenever called by a majority of the Directors then in office, the Executive Committee, the Chairman of the Board, the Chief Executive Officer or the President, at such time and place (which may be within or outside of the Commonwealth of Kentucky) as may be specified in the respective notices or waivers of notice thereof.

Section 6.      Notice of Meetings. No notice of regular meetings shall be necessary. Notice of each special meeting of the Board of Directors shall be mailed or delivered electronically to each Director addressed to him at his residence or usual place of business at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by fax, e-mail, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held; provided however, that with respect to any meeting called to consider a proposed amendment to the By-Laws of the Company notice of the proposed change shall be given to each Director at least five days before the day on which such meeting is to be held. Unless otherwise required by statute, notice of any special meeting need not be given to any Director who shall attend such meeting in person or who shall waive notice thereof in writing. Any such meeting shall be a legal meeting without any notice thereof having been given if all the Directors shall be present thereat. Unless otherwise required by statute, notice of any adjourned meeting need not be given.

Section 7.      Quorum and Manner of Acting. At each meeting of the Board of Directors the presence of a majority of the Directors in office shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise provided by statute or by these By-Laws, the act of a majority of the Directors present at any meeting of which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

Section 8.      Resignations. Any Director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Company. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

Section 9.      Removal of Directors. At a meeting of stockholders called expressly for that purpose, Directors shall be removed, with or without cause, by a vote of the majority of the stockholders then entitled to vote at the election of Directors, provided that if less than the entire Board of Directors is removed, no Director may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by any stockholders entitled to vote; provided, however, that in case the stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 10 of this Article II.

Section 10.    Vacancies. If any vacancy shall occur in the Board of Directors by reason of death, resignation or disqualification, removal or otherwise, the remaining Directors shall continue to act and such vacancy may be filled (subject to the provisions of Section 9 of this Article II) by the affirmative vote of a majority of the remaining Directors.

Section 11.    Compensation. The Directors shall receive such compensation for their services as Directors, and such allowance for traveling expenses for attendance at meetings of the Board, as may be determined by the Board of Directors. The foregoing shall not be construed as prohibiting the payment to any person who is a Director of compensation for services rendered to the Company in any other capacity.

ARTICLE III

Executive Committee and Other Committees

Section1.      Designation of Members: Qualifications: Term of Office. The Board of Directors, by resolution or resolutions adopted from time to time, may designate from among its members an Executive Committee consisting of the Chairman of the Board and such number of additional members as may be determined by the Board.

Section 2.     Powers. During the intervals between the meetings of the Board of Directors (unless otherwise provided by statute, by these By-Laws or by resolution or resolutions adopted from time to time by the Board), the Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business, affairs and property of the Company.

Section 3.     Meetings: Notices: Records. The Executive Committee, by resolution, may provide for the holding of regular meetings, with or without notice, and may fix the time and place at which such meetings shall be held. Special meetings of the Executive Committee may be called from time to time by any member of the Executive Committee. Meetings of the Executive Committee may be held within or outside the Commonwealth of Kentucky. Notice of each special meeting shall be mailed or sent electronically to each member of the Executive Committee addressed to him as his residence or usual place of business at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by fax or e-mail, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Notice of any meeting need not be given to any member of the Executive Committee who shall attend such meeting in person or who shall waive notice thereof in writing or electronically. Any such meeting shall be a legal meeting without any notice thereof having been given if all the members of the Executive Committee shall be present thereat. Notice of any adjourned meeting need not be given. The Executive Committee shall keep all records of its proceedings and shall report such proceedings to the Board.

Section 4.     Quorum and Manner of Acting. At each meeting of the Executive Committee the presence of a majority of the members in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present.

Section 5.      Resignations. Any member of the Executive Committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Company. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

Section 6.     Removal. Any and all of the members of the Executive Committee may be removed at any time, either for or without cause, by resolution or resolutions adopted at any meeting of the Board of Directors called for the purpose.

Section 7.     Vacancies. If any vacancy shall occur in the Executive Committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members shall continue to act and such vacancy may be filled by a resolution adopted at any meeting of the Board of Directors.

Section 8.     Other Committees. The Board or Directors, by resolution or resolutions adopted from time to time, may designate one or more other committees of the Board; each such committee to consist of two or more of the Directors, to have such name or names and to have such powers as may be determined from time to time by resolutions adopted by the Board.

Section 9.     Compensation. The members of any committee designated pursuant to this Article III shall receive such compensation for their services as such members, and such allowance for traveling expenses for attendance at committee meetings, as may be determined by the Board of Directors. The foregoing shall not be construed as prohibiting the payment to any person who is a member of any such committee of compensation for services rendered to the Company as a member of the Board or in any other capacity.

ARTICLE IV

Officers

Section 1.      Number. The officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Chief Financial Officer, a Chief Operating Officer, a General Counsel, a Secretary and a Treasurer, and such other officers as may be appointed by the Board of Directors in accordance with the provisions of these By-Laws. This same person may hold more than one office except that the President may not also be the Secretary or an Assistant Secretary.

Section 2.     Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 3 of this Article IV) shall be chosen by the Board of Directors. Each such officer (whether chosen at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold his office until the next annual meeting of the Board of Directors and until his successor shall have been chosen and qualified, or until his death, or until he shall have resigned in the manner provided in Section 4 of this Article IV, or shall have been removed in the manner provided in Section 5 of this Article IV. The Chairman of the Board (if one shall be chosen), and the Chief Executive Officer shall be and remain Directors of the Company during the terms of their respective offices. Any other officer may but need not be a Director of the Company.

Section 3.     Other Subordinate Officers and Agents. The Board of Directors from time to time may appoint other subordinate officers or agents (including, without limitation, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Counsel, one or more Assistant Vice Presidents), to hold their positions for such period, have such authority and perform such duties as are provided in these By-Laws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer the power to appoint any such subordinate officer or agents and to prescribe their respective terms of office, authorities and duties.

Section 4.     Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Company, unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

Section 5.     Removal. Any officer specifically designated in Section 1 of this Article IV may be removed at any time, either with or without cause, by resolution or resolutions adopted at any meeting of the Board of Directors called for the purpose. Any officer or agent appointed in accordance with the provisions of Section 3 of this Article IV may be removed, either with or without cause, by the Board of Directors, at any meeting, or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

Section 6.     Vacancies. A vacancy in any office by reason of death, resignation, removal or disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular election or appointment of such office.

Section 7.     The Chairman of the Board. The Chairman of the Board of Directors shall preside over the meetings of the Board of Directors and shall perform such other duties as may be assigned to him or her by these By-Laws or by the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Company and shall be responsible for the Executive Committee of the Board of Directors.

Section 8.     Chief Executive Officer. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board of Directors, and for the management of the business and affairs of the Company. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and of the Executive Committee are carried into effect. The Chief Executive Officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Company or shall be required by law to be otherwise executed. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of such designation, the President shall assume the functions and responsibilities of the Chief Executive Officer of the Company.

Section 9.     The President. In the absence of a designation of a Chief Executive Officer by the Board of Directors, or in the absence or disability of the Chief Executive Officer, the President shall assume the functions and responsibilities of the Chief Executive Officer of the Company. From time to time the President shall report to the Board of Directors and to the Executive Committee all matters within his knowledge which the interest of the Company may require to be brought to their attention. The President shall also perform all duties incident to the office of the President and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors.

Section 10.    Executive Vice Presidents. The Executive Vice Presidents shall be vested with all powers and shall perform all duties of the Chief Executive Officer and/or the President in the absence or disability of either, unless or until the Directors shall otherwise determine. The Executive Vice President(s) shall have such other powers and do and perform such other and further acts as from time to time may be assigned or required by the Board of Directors.

Section 11.    Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Company in a thorough and proper manner and shall render statements of the financial affairs of the Company in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors and Chief Executive Officer or the President shall designate form time to time.

Section 12.    Chief Operating Officer. The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall be responsible for the management of the day-to-day operations of the Company and shall have the responsibilities and duties as from time to time may be assigned to him by the Board or the Chief Executive Officer.

Section 13.    The Vice Presidents. The Vice Presidents shall perform such duties as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

Section 14.    The General Counsel. The General Counsel shall be the legal advisor to the Company and to the several departments thereof and shall be responsible for the conduct of all legal matters of the Company.

Section 15.    The Secretary. The Secretary shall:

(a.)	Record all the proceedings of the meetings of the Stockholders, Board of Directors and Executive Committee in a book or books to be kept for that purpose;
(b.)	Cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by statute;
(c.)	Whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the Chairman of such Committee with a copy of such resolutions;
(d.)

Be custodian of the records and of the seal of the Company, and cause such seal to be affixed to all certificates representing stock of the Company prior to the issuance thereof and to all instruments the execution of which on behalf of the Company under its seal shall have been duly authorized;

(e.)	See that the lists, books, reports, statements, certificates and other documents and records required by statutes are properly kept and filed;
(f.)

Have charge of the stock books of the Company and cause the stock and transfer books to be kept in such manner as to show at any time the amount of stock of the Company issued and outstanding, the names alphabetically arranged and the addresses of the holders of record thereof, the number of shares held by each and the date when each became such holder of record; and exhibit at all reasonable times to any Director, upon application, the original or duplicate stock register; and

(g.)

In general, perform all duties incident to the office of Secretary and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

Section 16.    Assistant Secretaries At the request of the Secretary or in his absence or disability, the Assistant Secretary designated by him (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors, the Chief Executive Officer or the President) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Secretary.

Section 17.    The Treasurer. The Treasurer shall:

(a.)	Have charge of the supervision over and be responsible for the funds, securities, receipts and disbursements of the Company;
(b.)

Cause the money and other valuable effects of the Company to be deposited in the name and to the credit of the Company in such banks or trust companies or with such bankers or other depositories as shall be selected by the Board of Directors or to be otherwise dealt with in such manner as the Board of Directors may direct;

(c.)	Cause the funds of the Company to be discharged by checks or drafts upon the authorized depositories of the Company, and cause to be taken and preserved proper vouchers for all moneys disbursed;
(d.)

Render the Board of Directors, the Executive Committee, the Chairman of the Board (if one shall be chosen) or the President, whenever requested, a statement of the financial condition of the Company and of all his transactions or Treasurer;

(e.)

Cause to be kept at the principal office of the Company correct books of account of all its business and transactions and exhibit such books to any Director upon application at such office during business hours; and

(f.)

In general, perform all duties incident to the office of Treasurer and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

Section 18.    Assistant Treasurer.     At the request of the Treasurer or in his absence or disability, the Assistant Treasurer designated by him (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the President) shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. The Assistant Treasurer shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Treasurer.

Section 19.    Salaries. The salaries of the officers of the Company shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 3 of this Article IV. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Company.

Section 20.    Surety Bonds. In case the Board of Directors shall so require, any officer or agent or the Company shall execute to the Company a bond in such sum and with such surety or sureties as the Board of Directors may direct; conditioned upon the faithful discharge of his duties.

ARTICLE V

Indemnification of Directors and Officers

Every person who now is or hereafter shall be a Director or Officer of the Company shall be indemnified by the Company against all costs and expenses (including counsel fees) actually and necessarily incurred by or imposed upon him in connection with or resulting from any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, or investigative and whether formal or informal (“Proceeding”), to which he is or shall be made a party by reason of his being or having been a Director or Officer of the Company (whether or not he is a Director or Officer of the Company at the time he is made a party to such Proceeding or at the time such costs or expenses are incurred by or imposed upon him), if the Director or Officer (a) conducted himself in good faith; and (b) reasonably believed (i) in the case of conduct in his official capacity with the Company, that his conduct was in the Company’s best interest and (ii) in all other cases, that his conduct was at least not opposed to the Company’s best interests; and (c) in the case of a criminal proceeding, the Director or Officer had no reasonable cause to believe his conduct was unlawful.

The Company shall not indemnify a Director or Officer (a) in connection with a Proceeding by or in the right of the Company in which the Director or Officer is adjudged liable to the Company or (b) in connection with any other Proceeding charging improper personal benefit to the Director or Officer, whether or not involving an action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Every such person shall be entitled, without demand by him upon the Company or any action of the Company, to enforce his right to such indemnity in an action at law against the Company.

The right of indemnification or advancement of expenses hereinabove provided shall not be deemed exclusive of any other rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such person in any such Proceedings to have assessed or allowed in his favor, against the Company or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.

ARTICLE VI

Shares and Their Transfer

Section 1.     Stock Certificates. Every holder of stock in the Company shall be entitled to have a certificate, signed by the President, the Executive Vice President and either the Treasurer or the Secretary and impressed with the Corporate Seal, certifying the number of shares owned by him in the Company; provided, however, that where such certificate is signed by a transfer agent or a registrar, the signature of any such President, Executive Vice President, Treasurer, Secretary, and the Corporate Seal, may be facsimiles. In case any officer of the Company who has signed, or whose facsimile signature has been used on, any such certificate shall cease to be such officer, for whatever cause, before the certificate shall have been delivered by the Company, the certificate shall be deemed to have been adopted by the Company unless the Board of Directors shall otherwise determine prior to the issuance and delivery thereof, and may be issued and delivered as though the person who signed it or whose facsimile signature had been used thereon had not ceased to be such officer of the Company. Certificates representing shares of stock of the Company shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the stock books or the Company at the time of the issuance of each share the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number of such shares and the date of issuance thereof. Every certificate exchanged or returned to the Company shall be marked “cancelled”, with the date of the cancellation.

Section 2.     Transfer of Stock. Transfers of shares of stock of the Company shall be made on the books of the Company by the holder of record thereof or by his attorney thereunto duly authorized by a power or attorney duly executed in writing and filed with the Secretary of the Company or any of its transfer agents, and on surrender of the certificate or certificates representing such shares. The Company and its transfer agent’s registrars, if any, shall be entitled to treat the holder of record of any shares or share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the Statutes of the Commonwealth of Kentucky; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary of the Company or to any of its transfer agents, such fact shall be expressed in the entry of the transfer. Notwithstanding the foregoing, in the event an intrastate public offering by the Company of its stock solely to bona fide residents of the Commonwealth of Kentucky is made, and such offering is not registered with the United States Securities and Exchange Commission, transfer of all shares of stock purchased pursuant to such public offering shall not be permitted or recognized by the Company, when made during the period of any such public offering or for such period of time thereafter as the Board of Directors in its uncontrolled discretion shall deem necessary, expedient and appropriate, unless there is submitted to the Company satisfactory evidence that the transfer is to be made to a bona fide resident of the Commonwealth of Kentucky who is purchasing for investment purposes and with no intention at such time to redistribute the stock to others.

Section 3.     Closing of Transfer Books and Fixing of Record Dates. The Board of Directors shall have the power to close the stock transfer books of the Company for a period not exceeding forty days preceding the date of any meeting of Stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion, exchange or reclassification or capital stock shall go into effect; provided, however, that the Board of Directors is authorized in lieu of closing the stock transfer books as aforesaid to fix in advance a date, not exceeding forty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date of the allotment of rights, or the date when any change or conversion, exchange or reclassification of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, exchange or reclassification of capital stock, and in such cases only stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividends, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

Section 4.     Regulations. Subject to the provisions of this Article VI, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of the stock of the Company.

Section 5.     Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the Company, and may require all such certificates to bear the signature of either or both.

Section 6.     Lost or Destroyed Certificates. The holder of any shares of stock of the Company shall immediately notify the Company and its transfer agents and registrars, if any, of any loss or destruction of the certificates representing the same. The Company may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate or his legal representative to give the Company a bond in such sum and in such form as the Board of Directors may direct or approve, and with such surety or sureties as may be satisfactory to the Board of Directors, to indemnify the Company and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any such transfer agents or registrars, by reason of the original certificate remaining outstanding or of any action taken pursuant to this Section 6. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

ARTICLE VII

Corporate Seal

The corporate seal shall be circular in form and shall bear the name of the Company and the words and figures denoting its organization under the laws of the Commonwealth of Kentucky and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE VIII

Fiscal Year

The fiscal year of the Company shall begin on the first day of January in each year and shall end on the thirty-first day of the following December.

ARTICLE IX

Amendments

Section 1.     Amendment of By-Laws. The stockholders entitled to vote, by the affirmative vote of the holders of a majority of the voting stock issued and outstanding, or the Board of Directors, by the affirmative vote of a two-thirds majority thereof, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, amend or alter any of these By-Laws.